Exhibit (h)(3)(kk)

AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT III

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT III (the “Amendment”) effective as of August 1, 2015, between Pacific Funds Series Trust (formerly named Pacific Life Funds) (the “Trust”), a Delaware statutory trust, on behalf of the Funds designated on the attached schedules hereto, and Pacific Life Fund Advisors LLC (“Adviser”), a Delaware limited liability company.

WHEREAS, the Trust and Adviser are parties to a certain Expense Limitation Agreement III dated December 19, 2011, as amended from time to time (the “Agreement”);

WHEREAS, the Trust and Adviser are also parties to a certain Expense Limitation Agreement II dated July 1, 2010, as amended from time to time (the “Agreement II”); and

WHEREAS, the Trust and Adviser desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of promises and mutual covenants contained in the Agreement and the good and fair consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Adviser hereby agree as follows:

1)	All references to “Pacific Life Funds” are hereby changed to “Pacific Funds Series Trust.”

2)	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedules A, B and C attached hereto, with each schedule effective as of the date noted on each schedule.

3)	This Agreement and its Schedules shall replace Agreement II. Pursuant to this amendment by the Trust and the Adviser, Agreement II is hereby considered terminated.

4)	Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

5)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

[Remainder of page intentionally left blank, with signature page to immediately follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: Portfolio Optimization Funds1

Operating Expense Limits for Class A, B, C, R, and Advisor Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate

Pacific Funds Portfolio Optimization Conservative

Pacific Funds Portfolio Optimization Moderate-Conservative

Pacific Funds Portfolio Optimization Moderate

Pacific Funds Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)

Pacific Funds Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)

0.15% through July 31, 2016 0.30% from August 1, 2016 through July 31, 2023

Effective: August 1, 2015

1 Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

A-1

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: PF Fixed Income Funds2 and Pacific Funds Diversified Alternatives

I.	Operating Expenses Limits for Class A, Class C, and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate

Pacific Funds Core Income
(formerly named PL Income Fund)

Pacific Funds Floating Rate Income

Pacific Funds High Income

Pacific Funds Short Duration Income

Pacific Funds Strategic Income

Pacific Funds Limited Duration High Income

0.20% through July 31, 2016
Pacific Funds Diversified Alternatives	0.40% through July 31, 2017

II.	Operating Expenses Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate

Pacific Funds Core Income
(formerly named PL Income Fund)

Pacific Funds Floating Rate Income

Pacific Funds High Income

Pacific Funds Short Duration Income

Pacific Funds Strategic Income

Pacific Funds Limited Duration High Income

0.15% through July 31, 2016

Effective: August 1, 2015

2 Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income, Pacific Funds Strategic Income and Pacific Funds Limited Duration High Income are, together, the “PF Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule C to this Agreement.

B-1

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: Underlying Funds

Operating Expenses Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate
Pacific Funds High Income Pacific Funds Floating Rate Income Pacific Funds Core Income	0.20% through July 31, 2016

PF Floating Rate Loan Fund

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Comstock Fund

PF Growth Fund

PF Large-Cap Growth Fund

PF Large-Cap Value Fund

PF Main Street Core Fund

PF Mid-Cap Equity Fund

PF Mid-Cap Growth Fund

PF Small-Cap Growth Fund

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Large-Cap Fund

PF International Value Fund

0.15% through July 31, 2016 0.30% from August 1, 2016 through July 31, 2022
PF Currency Strategies Fund PF Global Absolute Return Fund PF International Small-Cap Fund PF Mid-Cap Value Fund	0.25% through July 31, 2016

Effective: August 1, 2015

C-1